Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-287989, 333-279901 and 333-233763), Form S-3 (File No. 333-289194) and Form S-8 (File Nos. 333-284979, 333-280189, 333-276335, 333-261282, 333-256831, 333-237659, 333-234458, 333-230965, 333-229374, 333-224506, 333-216295 and 333-195655) of XTI Aerospace, Inc. of our report dated November 11, 2025, relating to the consolidated financial statements of Drone Nerds, Inc. and Subsidiaries, which appears in this Form 8-K.

/s/ BDO USA, P.C.

Fort Lauderdale, Florida

November 12, 2025